UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________________

FORM 8-K
__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

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ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On February 10, 2009, the Board of Directors (the “Board”) of St. Bernard Software, Inc., a Delaware corporation (the “Company”), approved the appointment of Louis E. Ryan as the Chief Executive Officer and Chief Financial Officer, effective January 15, 2009 for a period of twelve (12) months (the “Initial Term”). Mr. Ryan has been a Board Member since July 2006 and currently serves as the Chairman of the Board of Directors.  Mr. Ryan will continue to serve in such capacity while performing his duties as Chief Executive Officer and Chief Financial Officer

The Company entered into an Employment Agreement (the “Agreement”) with Mr. Ryan, with an effective employment date of January 15, 2009 (the “Employment Date”).  Pursuant to the terms of the Agreement, Mr. Ryan is entitled to receive semi-monthly payments of $9,375 (before deductions made at Employee's request, if any, and for deductions required by federal, state and local law). Additionally, Mr. Ryan is entitled to receive a quarterly performance bonus, not to exceed $100,000 in the aggregate based on specific revenue goals (up to $75,000) and expense goals ($25,000) as set forth in the bonus plan established by the Board of Directors. The Company will also grant Mr. Ryan 165,000 non-qualified stock options to vest in equal installments of 1/36 per month over a three (3) year period, starting on the date of grant, and until such options are vested in full.  Also, in the event that Mr. Ryan is terminated without “Cause” or upon a change of control where the purchase price per share exceeds $1 per share, or if the Board of Directors appoints a permanent Chief Executive Officer to replace Mr. Ryan, the Company will pay Mr. Ryan the remaining term of his Initial Term (the “Severance Period”) following the date of such termination (the “Severance”), not to exceed six (6) months of his base salary. The Company will also grant Mr. Ryan the option to participate in the benefit plans offered by the Company, including without limitation, 401(k), and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holidays, sick leave, etc., which may be amended from time to time at the Company’s discretion. Mr. Ryan can also participate in health insurance for himself and his dependents, and such other benefits as provided by the Company to all of its employees from time to time. Mr. Ryan will be entitled to four (4) weeks vacation with pay for each twelve-month period.  Unused vacation shall accrue according to the Company’s accrued vacation policy, as may be amended from time to time.  Mr. Ryan’s employment is on an “at-will” basis and not for any specific time period.

The full text of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated  herein by reference.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure requirement of this Item 5.02 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between St. Bernard Software, Inc. and Louis E. Ryan, dated February 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: February 10, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors